Exhibit 4.1
EXECUTION COPY

SUPERIOR WELL SERVICES, INC.
SUPERIOR GP, L.L.C.
SUPERIOR WELL SERVICES, LTD.
SWSI FLUIDS, LLC
SECOND LIEN NOTES DUE 2013

INDENTURE
Dated as of November 18, 2008

Wilmington Trust FSB,
as Trustee and Collateral Agent

-i-

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF QUARTERLY COMPLIANCE CERTIFICATE
Exhibit H	FORM OF ANNUAL COMPLIANCE CERTIFICATE
SCHEDULES

Schedule 1.01(A) Schedule 1.01(B) Schedule 4.04(C) Schedule 4.05(D) Schedule 4.05(G)	PERMITTED LIENS PERMITTED INDEBTEDNESS INSURANCE REQUIREMENTS RELATING TO COLLATERAL EXISTING INVESTMENTS AFFILIATE TRANSACTIONS

     INDENTURE dated as of November 18, 2008 among Superior Well Services, Inc., a Delaware corporation, Superior GP, L.L.C., a Delaware limited liability company, Superior Well Services, Ltd., a Pennsylvania limited partnership, SWSI Fluids, LLC, a Delaware limited liability company, Wilmington Trust FSB and any and all successors thereto, as trustee (as further defined in Section 1.01, the “Trustee”), and Wilmington Trust FSB and any and all successors thereto, as collateral agent (as further defined in Section 1.01, the “Collateral Agent”).
     The Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Company’s Second Lien Notes due 2013 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “Administrative Agent” has the meaning set forth in the definition of Credit Agreement.
     “Affiliate” means as to any Person any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 15% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Interest Rate” means (i) a rate per annum equal to 7.0% from the date of this Indenture to the first anniversary of the date of this Indenture, (ii) a rate per annum equal to 8.0% from the first anniversary of the date of this Indenture to the second anniversary of the date of this Indenture, (iii) a rate per annum equal to 9.0% from the second anniversary of the date of this Indenture to the third anniversary of the date of this Indenture, (iv) a rate per annum equal to 10.0% from the third anniversary of the date of this Indenture to the fourth anniversary of the date of this Indenture, and (v) a rate per annum equal to 11.0% from the fourth anniversary of the date of this Indenture and until the Obligations are paid in full.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.
     “Board of Directors” means:
          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and
          (3) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Business Day” means any day which is neither a Saturday nor Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York, New York, or Wilmington, Delaware;
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Change of Control” means any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 50% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
     “Collateral” shall mean the collateral under the Security Agreement and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Notes and the Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.
     “Collateral Agent” means Wilmington Trust FSB until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement and each other instrument creating Liens in favor of the Trustee or the Collateral Agent as required by the Indenture, in each case, as the same may be in force from time to time.
     “Commission” or “SEC” means the Securities and Exchange Commission.
     “Company” means Superior Well Services, Inc., a Delaware corporation, and any and all successors thereto.

     “Consolidated EBITDA” means for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided, however, that for the purposes of this definition, with respect to the acquisition of the assets of any other business acquired by the Obligors, Consolidated EBITDA shall be calculated on a pro forma as if such acquisition had been consummated at the beginning of such period.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Credit Agreement” means the Credit Agreement in effect on the Issue Date among the Company, the Guarantors, Citizens Bank of Pennsylvania, as administrative agent (together with all successors thereto, the “Administrative Agent”), and the other financial institutions party thereto, providing for revolving credit borrowings and the issuance of letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Diamondback” means Diamondback Holdings, LLC, a Delaware limited liability company.
     “Environmental Laws” means all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; or the environment; (iii) protection of the environment and/or natural resources; employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (v) the presence of contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of environmentally sensitive areas.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
     “ERISA Affiliate” means, at any time, any trade or business (whether or not incorporated) under common control with the Company and are treated as a single employer under Section 414 of the Code.
     “ERISA Event” means (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.
     “ERISA Group” means, at any time, the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.
     “Event of Default” means any of the events described in Section 6.01 and referred to therein as an “Event of Default.”
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Collateral” has the meaning assigned to such term in the Credit Agreement.
     “First Priority Agent” means the Administrative Agent and any successor designated as such by the holders of Senior Debt.
     “Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA minus Maintenance Capital Expenditures to Fixed Charges.
     “Fixed Charges” means for any period of determination the sum of interest expense, income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), payments under capitalized leases and dividends and distributions made pursuant to Section 4.05(e), in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
     “GAAP” means generally accepted accounting principles as are in effect from time to time and applied on a consistent basis both as to classification of items and amounts.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     “Global Notes” means, individually and collectively, each of the Restricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.06 hereof.
     “Government Securities” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith credit is pledged; or
     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) of the Securities Act), as custodian, with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.
     “Guarantee” means any guarantee by a Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
     “Guarantors” means each of the parties to this Indenture which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Indenture as a Guarantor after the date hereof.
     “Guaranty” of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
     “Hedging Contracts” means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Company and any Lender and designed to protect the Company against fluctuations in interest rates or currency exchange rates.
     “Hedging Obligations” means, with respect to the Company, all liabilities of the Company under Hedging Contracts permitted under the Credit Agreement.
     “Holder” means a Person in whose name a Note is registered.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     “Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), or (v) any Guaranty of Indebtedness for borrowed money.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees and the Collateral Agreements.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $80,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     “Intercreditor Agreement” means the Intercreditor Agreement, to be entered into concurrently with the Credit Agreement, among the Administrative Agent, the Collateral Agent, the Company and the Guarantors, as the same may be amended, supplemented or modified from time to time.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “IP Security Agreement” means the Second Lien Patent, Trademark and Copyright Collateral Assignment, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.
     “Issue Date” means the date on which Notes are first issued under this Indenture.
     “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body
     “Lender” has the meaning assigned to such term in the Credit Agreement.

     “Leverage Ratio” shall mean, as of the end of any date of determination, the ratio of (A) consolidated Indebtedness of the Company and its Subsidiaries on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.
     “Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
     “Loan Documents” has the meaning assigned to such term in the Credit Agreement.
     “Maintenance Capital Expenditures” means an amount equal to $10,000,000 plus a cumulative amount equal to three percent (3%) of the acquisition value of equipment acquired during each fiscal quarter commencing with the fiscal quarter ending December 31, 2008.
     “Material Adverse Change” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Indenture or any other Collateral Agreement, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Obligors taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Obligors taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Collateral Agent or the Trustee, to the extent permitted, to enforce their legal remedies pursuant to this Indenture or any other Collateral Agreement.
     “Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
     “Non-Perfected Collateral” means any individual titled vehicle or equipment having an acquisition value less than $100,000 on the Issue Date or the date of acquisition by such Obligor.
     “Non-U.S. Person” means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes.
     “Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
     “Obligors” means, collectively, the Company and the Guarantors.

     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company, as applicable, by two Officers thereof, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer thereof, that meets the requirements of Section 11.05 hereof.
     “Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.04 and 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
     “Other Lender Provided Financial Service Product” has the meaning assigned to such term in the Credit Agreement.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Permitted Investments” means:
     (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
     (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;
     (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition; and
     (iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above.
     “Permitted Liens” means:
     (i) Liens securing Indebtedness permitted under this Indenture and arising under the Credit Agreement and the other Loan Documents and Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
     (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

     (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
     (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
     (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
     (vi) Liens, security interests and mortgages in favor of the Collateral Agent for the benefit of the Holders securing the Obligations;
     (vii) Liens on property leased by any Obligor or Subsidiary of an Obligor under capital and operating leases permitted hereunder securing obligations of such Obligor or Subsidiary to the lessor under such leases;
     (viii) Liens issued in connection with Section 4.05(a)(8);
     (ix) Any Lien existing on the date of this Indenture and described on Schedule 1.01, or any other Lien that may arise in connection with a Permitted Refinancing;
     (x) Purchase Money Security Interests; provided that the aggregate amount of loans, capital leases and deferred payments secured by such Purchase Money Security Interests shall not exceed $10,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.01);
     (xi) Liens arising solely by virtue of any statutory or common law provision relating to the Collateral Agent’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Obligors in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (B) such deposit account is not intended by the Obligors to provide collateral to the depository institution;
     (xii) Precautionary Liens filed by any lessor under any operating leases not prohibited under this Indenture; and
     (xiii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment has not been entered and such judgment continues unsatisfied and is not discharged within thirty (30) days after entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Obligor to perform its Obligations hereunder or under the other Indenture Documents:
     (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Obligor maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
     (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
     (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
     (4) Liens resulting from final judgments.
     “Permitted Refinancing” means the refinancing, extension or renewal of any existing Indebtedness that is set forth on Schedule 1.01(B) so long as such refinancing does not (i) increase the principal amount of such Indebtedness; (ii) increase the secured amount of such Indebtedness; (iii) include any additional assets as collateral for such Indebtedness; and (iv) does not otherwise provide for any other significant change to the terms of such Indebtedness.
     “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
     “Plan” means at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
     “Pledge Agreement” means the Second Lien Pledge Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “Purchase Money Security Interest” means Liens upon tangible personal property securing loans or capital leases to any Obligor or Subsidiary of an Obligor or deferred payments by such Obligor or Subsidiary for the purchase of such tangible personal property.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

     “QIB Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
     “Relief Proceeding” means any proceeding seeking a decree or order for relief in respect of any Obligor or Subsidiary of an Obligor in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Obligor or Subsidiary of an Obligor for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
     “Responsible Officer,” when used with respect to the Trustee, means any officer assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “Second Lien Security Interest” means a valid and enforceable perfected security interest under the Uniform Commercial Code in the Collateral which is subject only to Permitted Liens; provided however that the Holders acknowledge that the security interest granted to Holders by the Obligors on the Non-Perfected Collateral shall not be perfected.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the Second Lien Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

     “Senior Debt” means and includes (a) all principal indebtedness for loans now outstanding or hereafter incurred, and all Letter of Credit reimbursement obligations now existing or hereafter arising, under the Credit Agreement and the other Loan Documents; provided, however, that the aggregate principal amount of such principal indebtedness and Letter of Credit reimbursement obligations shall not exceed $325,000,000 at any time, (b) all interest accruing on the Senior Debt described in the preceding clause (a) above, and (c) all other Obligations (as defined in the Credit Agreement) (other than principal indebtedness and Letter of Credit reimbursement obligations), whether now outstanding or hereafter incurred, for which the Company or any Guarantor is responsible or liable as obligor, guarantor or otherwise under or pursuant to the Credit Agreement and any other Loan Document.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Subsidiary” of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which 50% or more of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
     “Trustee” means Wilmington Trust FSB until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
Section 1.02 Other Definitions.

Defined in
Term	Section
“Authentication Order”	2.02
“Change of Control Offer”	4.06
“Change of Control Payment”	4.06
“Change of Control Purchase Date”	4.06
“Collateral Agent”	Preamble
“Compliance Certificate”	4.03
“DTC”	2.03
“Event of Default”	6.01
“Interest Payment Date”	Exhibit A
“Paying Agent”	2.03
“Record Date”	Exhibit A
“Registrar”	2.03
“Trustee”	Preamble
Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
Section 2.02 Execution and Authentication.
     At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03 Registrar and Paying Agent.
     The Company will maintain an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the United States where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Trustee will initially act as Paying Agent and Registrar. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     Upon request by a Holder, the Company will use its reasonable efforts to appoint The Depositary Trust Company (“DTC”) as Depositary with respect to the Global Notes, subject to satisfaction of eligibility or other requirements of DTC with respect to such Holder.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least ten Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes only if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the

Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (c) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (1) If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (2) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (3) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.
     (d) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If in accordance with Section 2.06(a) a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute, and the Trustee upon receipt of an Authentication Order shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(d) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(d)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (e) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon satisfaction of any requirements of the Depositary with respect to such transfer and upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the QIB Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(f), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(f).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

     (A) any such transfer is effected pursuant to a registration statement in accordance with the Securities Act;
     (B) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof, or
     (2) if the Holder of such Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in this subparagraph (B), an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue-sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by this Section 2.06, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES

ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO THE EXTENT THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.”
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THIS INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF SUPERIOR WELL SERVICES, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.06 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company,

evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of the Notes in accordance with its policies (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes will be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest (including principal and interest that has been accelerated) at the rate equal to Applicable Interest Rate plus 2.0% per annum, to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate, to the extent lawful, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The

Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
     (1) the clause of this Indenture pursuant to which the redemption shall occur;
     (2) the redemption date;
     (3) the principal amount of Notes to be redeemed; and
     (4) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:
     (1) If the relevant Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the relevant Notes are not listed on any national securities exchange, on a pro rata basis subject to the minimum authorized denominations for Notes hereunder.
     In the case of partial redemptions, the Trustee will promptly notify the Company of the principal amount of each Note to be redeemed. No Notes of $2,000 or less may be redeemed in part. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not in a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03 Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice will identify the Notes to be redeemed and will state:
     (1) the redemption date;

     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (6) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (7) the CUSIP number of the Notes and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
     (8) if the redemption or notice thereof is subject to one or more conditions, a statement to such effect and the condition or conditions precedent.
In addition, if any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information (or a shorter period as agreed to by the Trustee) to be stated in such notice as provided in this Section 3.03 above.
Section 3.04 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, except that a notice of redemption may be subject to any conditions stated in the redemption notice.
Section 3.05 Deposit of Redemption Price.
     No later than 10:00 Eastern Time on the redemption date, subject to any conditions to redemption being met, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed in Part.
     A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of a Holder of Notes upon cancellation of the original Note.
Section 3.07 Optional Redemption.
     (a) The Notes shall be redeemable at the option of the Company at any time or from time to time, after giving the notice required pursuant to Section 3.03 hereof, at a redemption price equal to the 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
     (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
     The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
Section 4.02 Maintenance of Office or Agency.
     The Company will maintain an office or agency in the United States (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at a Corporate Trust Office of the Trustee. Such office shall initially be at Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Capital Markets.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates a Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03 Reporting Requirements.
     The Company and the Guarantors will furnish or cause to be furnished to the Trustee and to any Holder (together with its Affiliates) of a majority in aggregate principal amount of the Notes then outstanding.
     (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
     (b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company and its Subsidiaries, financial statements of the Company consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants.
     (c) Certificate of the Company. Concurrently with the financial statements of the Company furnished pursuant to Sections 4.03(a) and Section 4.03(b), a certificate (each a “Compliance Certificate”) of the Company signed by the Chief Executive Officer, President or Chief Financial Officer of the Company, in the form of Exhibit G.
     (d) Notices of Default. Promptly after any Officer of the Obligors has learned of the occurrence of an Event of Default or Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Default and the action which such Obligor proposes to take with respect thereto. Delivery of such reports, information and documents to the Trustee under this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information therein, including the Obligor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificate).
Section 4.04 Affirmative Covenants.
     (a) Preservation of Existence, Etc. Each of the Obligors shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) as otherwise expressly permitted in the Credit Agreement or (ii) where failure to maintain such qualification or license would not result in a Material Adverse Change.
     (b) Payment of Liabilities, Including Taxes, Etc. Each of the Obligors shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
     (c) Maintenance of Insurance. Each of the Obligors shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Obligors shall comply with the covenants and provide the endorsement set forth on Schedule 4.04(C) relating to property and related insurance policies covering the Collateral.
     (d) Maintenance of Properties and Leases. Each of the Obligors shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Obligor will make or cause to be made all appropriate repairs, renewals or replacements thereof.
     (e) Keeping of Records and Books of Account. The Company shall, and shall cause each Subsidiary of the Company to, maintain and keep proper books of record and account which enable the Obligors to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Company or any Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
     (f) Compliance with Laws; Use of Proceeds. Each Obligor shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 4.04(f) if any failure to comply with any Law would not in the aggregate constitute a Material Adverse Change. The Obligors will use the proceeds of the Notes only in accordance with and as permitted by applicable Law.
     (g) Further Assurances. Each of the Obligors shall, from time to time, at its expense, faithfully preserve and protect the Collateral Agent’s Lien on and security interest in the Collateral and all other real and personal property of the Obligors whether now owned or hereafter acquired as a continuing perfected Lien, subject only to Permitted Liens, provided however that the Holders acknowledge that the security interest granted to Holders by the Obligors on the Non-Perfected Collateral shall not be perfected, and shall do such other acts and things as the Collateral Agent in its sole discretion may deem necessary or advisable from time to time at the direction of Holders or after an Event of Default in order to preserve, perfect and protect the Liens granted under the Indenture Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

Section 4.05 Negative Covenants.
     (a) Indebtedness. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
     (1) Indebtedness under the Indenture Documents;
     (2) Senior Debt;
     (3) Existing Indebtedness as set forth on Schedule 1.01(A) (including any Permitted Refinancing thereof);
     (4) Capitalized and operating leases as and to the extent permitted hereunder;
     (5) Indebtedness secured by Purchase Money Security Interests; provided that the aggregate amount of loans, capital leases and deferred payments secured by such Purchase Money Security Interests shall not exceed $10,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));
     (6) Indebtedness of an Obligor which is subordinated to the Notes;
     (7) Any (i) Hedging Obligations or (ii) Indebtedness under any Other Lender Provided Financial Services Product;
     (8) Additional Indebtedness in an aggregate amount not to exceed $150,000,000, provided that such Indebtedness is incurred in connection with (including refinancings of or an exchange for preferred stock issued in connection with) the acquisition of all or substantially all of the assets of Diamondback to the extent permitted under the Credit Agreement;
     (9) Guarantees of any Indebtedness permitted under this Section 4.05(a);
     (10) Trade payable and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness which are more than ninety (90) days past due; and
     (11) To the extent not otherwise permitted under this Section 4.05(a), any Indebtedness permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (b) Liens. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens and, to the extent not otherwise permitted under this Section 4.05(b), Liens permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (c) Guaranties. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Obligors permitted hereunder and, to the extent not otherwise permitted under this Section 4.05(c),

Guaranties permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (d) Loans and Investments. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
     (1) trade credit extended on usual and customary terms in the ordinary course of business;
     (2) advances to employees to meet expenses incurred by such employees in the ordinary course of business;
     (3) Permitted Investments;
     (4) loans, advances and investments in other Obligors;
     (5) investments existing as of the Issue Date and as set forth on Schedule 4.05(D);
     (6) investments or interests (debt or equity) received from Persons other than Affiliates as a result of claims against any such Persons in any Relief Proceeding pertaining to any such Person;
     (7) extensions of credit in the nature of accounts receivable, goods receivable or notes receivable arising from the sale or lease off goods or services or purchase of supplies, equipment or other goods in the ordinary course of business;
     (8) prepayments of inventory and supplies made in the ordinary course of business;
     (9) loans and advances for travel and entertainment expenses, relocation costs and similar purposes to officers and employees of the Obligors, all of which are incurred in the ordinary course of business, up to a maximum of $100,000 to any officer or employee at any one time outstanding and up to a maximum of $300,000 in the aggregate at any one time outstanding; and
     (10) to the extent not otherwise permitted under this Section 4.05(d), loans and investments permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (e) Dividends and Related Distributions. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests; provided, however, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, (i) the Company may make dividend payments or other distributions to its shareholders, (ii) the other Obligors may make dividend payments or other distributions to the Company, and (iii) to the extent not otherwise permitted under this Section 4.05(e), the Obligors may make any dividend payments or other distributions to the Company and its shareholders that are permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (f) Dispositions of Assets or Subsidiaries. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Obligor), except:
     (1) transactions involving the sale of inventory in the ordinary course of business;
     (2) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Obligor’s or such Subsidiary’s business;
     (3) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Obligor to another Obligor;
     (4) any sale, transfer or lease of assets in any fiscal year in an aggregate amount not to exceed $7,500,000 in such fiscal year;
     (5) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; provided such substitute assets are subject to the Holder’s Second Lien Security Interest to the extent that the assets being replaced were subject to the Second Lien Security Interest;
     (6) so long as no Event of Default or Default exists, the sale, transfer or disposition of any Subsidiary of any Obligor;
     (7) so long as no Event of Default or Default exists, the dissolution and liquidation of any Subsidiary of any Obligor;
     (8) any disposition of assets resulting from the bona fide exercise by an Official Body of its actual power of eminent domain or other disposition required by applicable Law; and
     (9) To the extent not otherwise permitted under this Section 4.05(g), the Obligors may make and permit their Subsidiaries to make any disposition of assets that are permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (g) Affiliate Transactions. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Obligor or other Person) unless such transaction:
     (1) is set forth on Schedule 4.05(G);
     (2) is between or among the Obligors and does not involve an Affiliate that is not an Obligor;
     (3) is not otherwise prohibited by this Indenture Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Collateral Agent in writing and is in accordance with all applicable Law, or

     (4) To the extent not otherwise permitted under this Section 4.05(g), the Obligors may make and permit their Subsidiaries to enter into any transactions with Affiliates that are permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (h) Additional Subsidiaries. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) as permitted under the Credit Agreement (including by reason of any waiver of any provision thereof) or (ii) any Subsidiary which has joined this Indenture Agreement as Guarantor.
     (i) Continuation of or Change in Business. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, engage in any business other than their current businesses, substantially as conducted and operated by such Obligor or Subsidiary as of the Issue Date and any other businesses that reasonably relates thereto and any business permitted under the Credit Agreement (including by reason of any waiver of any provision thereof), and such Obligor or Subsidiary shall not permit any material change in such business.
     (j) Fiscal Year. The Company shall not, and shall not permit any Subsidiary of the Company to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31 except, to the extent not otherwise permitted under this Section 4.05(j), the Company may and may permit its Subsidiaries to change its fiscal year as permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (k) Issuance of Stock. Each of the Obligors shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof; provided that (i) the Company shall be permitted to issue additional shares of its capital stock and (ii) to the extent not otherwise permitted under this Section 4.05(k), each Obligor may and may permit its Subsidiaries to issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof as permitted under the Credit Agreement (including by reason of any waiver of any provision thereof).
     (l) Minimum Fixed Charge Coverage Ratio. The Obligors shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the most recent four (4) fiscal quarters then ended, to be less than 1.75 to 1.0, except as otherwise permitted by the Credit Agreement (including by reason of any waiver of any provision thereof).
     (m) Maximum Leverage Ratio. The Obligors shall not at any time permit the Leverage Ratio calculated as of the end of each fiscal quarter for the fiscal quarter then ending to exceed 3.0 to 1.0, except as otherwise permitted by the Credit Agreement (including by reason of any waiver of any provision thereof).
Section 4.06 Offer to Repurchase Upon Change of Control.
     (a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth in this Indenture; provided, however, that the Change of Control Offer is expressly permitted under the Credit Agreement. In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Purchase Date”), subject to the rights of Holders on the relevant record date to receive interest due on an

Interest Payment Date that is on or prior to the Change of Control Purchase Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed pursuant to the procedures required by this Indenture and described in such notice. Such notice will also state:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.06 and that all Notes tendered will be accepted for payment;
     (2) that any Note not tendered will continue to accrue interest;
     (3) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;
     (4) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;
     (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (6) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance.
     (b) On the Change of Control Purchase Date, the Company will, to the extent lawful and permitted by the Credit Agreement and the Intercreditor Agreement, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter the Company will:
     (1) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     Promptly after the Change of Control Purchase Date, the Paying Agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
     The provisions of this Section 4.06 will be applicable whether or not any other provisions of this Indenture are applicable. Notwithstanding the other provisions of this Section 4.06, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
ARTICLE 5
SUCCESSORS
Section 5.01 Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or the Company’s Subsidiaries in a transaction that is subject to, and permitted under this Indenture, the successor Person formed by such consolidation or into or with which the Company is or are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the assets of the Company and its Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, this Indenture.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     Each of the following is an “Event of Default”:
     (1) failure by the Company to pay any interest on the Notes or any other amounts owing hereunder or under the Indenture Documents within three (3) Business Days of the date on which such interest or other amount becomes due in accordance with the terms hereof or thereof;
     (2) default in the payment when due of the principal of, or premium, if any, on, the Notes;

     (3) failure by any Obligor, as applicable, to comply for 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes with the provisions of Section 4.05 hereof;
     (4) any Obligor shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Indenture Document and such default shall continue unremedied for a period of 60 days after receipt of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes;
     (5) a default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Obligor or Subsidiary of any Obligor may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
     (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 30 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment);
     (7) any of the Indenture Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Indenture Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
     (8) there shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $5,000,000 or the Collateral or any other of the Obligors’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
     (9) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;
     (10) (i) a Relief Proceeding shall have been instituted against any Obligor or Subsidiary of an Obligor and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Obligor or Subsidiary of an Obligor institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Obligor or any Subsidiary of an Obligor ceases to be solvent or admits in writing its inability to pay its debts as they mature.
Section 6.02 Acceleration.
     In the case of an Event of Default specified in clause (10) of Section 6.01 hereof with respect to the Company all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.
     The Holders of at least a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may, on behalf of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) has been cured or waived.
Section 6.03 Other Remedies.
     Subject to the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee or the Collateral Agent may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
     The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes or in respect of a covenant that cannot be amended without the consent of each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
     Subject to Section 2.08, the Intercreditor Agreement and applicable law, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or Collateral Agent in personal liability.

Section 6.06 Limitation on Suits.
     Except to enforce the right to receive payment of principal, interest or premium, if any, when due, and subject in all respects to the Intercreditor Agreement, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee or the Collateral Agent notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee or the Collateral Agent to pursue the remedy;
     (3) such Holders have offered the Trustee and the Collateral Agent reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee or the Collateral Agent has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee or the Collateral Agent a direction inconsistent with such request within such 60-day period.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08 Collection Suit by Trustee or Collateral Agent.
     Subject to the Intercreditor Agreement, if an Event of Default specified in Sections 6.01(1) or (2) hereof occurs and is continuing, each of the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee or the Collateral Agent under the Indenture Documents.

Section 6.09 Trustee and Collateral Agent May File Proofs of Claim.
     Subject to the Intercreditor Agreement, the Trustee and the Collateral Agent shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, subject to the Intercreditor Agreement, shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee or the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
     Subject to the Intercreditor Agreement, if the Trustee or the Collateral Agent collects any money or property pursuant to this Article 6 or any other Indenture Document, it shall pay out the money or property in the following order:
     First: to the Trustee and the Collateral Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as a trustee or collateral agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
Section 6.12 Restoration of Rights and Remedies.
     If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.
Section 6.13 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.14 Delay or Omission not Waiver.
     No delay or omission of the Trustee, the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or in acquiescence therein, to the extent permitted by law. Every right and remedy given by this Article or by law to the Trustee, the Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent or by the Holders, as the case may be.
ARTICLE 7
TRUSTEE AND COLLATERAL AGENT
Section 7.01 Duties of Trustee and Collateral Agent.
     (a) If an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent will exercise such of the rights and powers vested in it by this Indenture or any Collateral Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. All provisions of this Article Seven applicable to the Trustee shall also apply to the Collateral Agent, whether or not a provision expressly so states.

     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee and the Collateral Agent will be determined solely by the express provisions of this Indenture or any Collateral Agreement and the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or any Collateral Agreement against the Trustee or the Collateral Agent; and
     (2) in the absence of bad faith on its part, the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Collateral Agent and conforming to the requirements of this Indenture or any Collateral Agreement. However, the Trustee and the Collateral Agent will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) Each of the Trustee and the Collateral Agent may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) neither the Trustee nor the Collateral Agent will be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts; and
     (3) neither the Trustee nor the Collateral Agent will be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee or the Collateral Agent is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture or any Collateral Agreement will require either the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability.
     (f) Neither the Trustee nor the Collateral Agent will be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Company. Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee and Collateral Agent.
     (a) The Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document.
     (b) Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Agent will be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee and the Collateral Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) Neither the Trustee nor the Collateral Agent will be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or any Collateral Agreement.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) Neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee and the Collateral Agent indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) Neither the Trustee nor the Collateral Agent shall be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Collateral Agent shall have actual knowledge thereof or the Trustee or the Collateral Agent shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee or the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee or the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (i) The Trustee or the Collateral Agent may from time to time request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any Collateral Agreement, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (j) The permissive right of the Trustee or the Collateral Agent to take any action under this Indenture or any Collateral Agreement shall not be construed as a duty to so act.
     (k) In the event the Trustee or the Collateral Agent receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, the Trustee or the Collateral Agent, in its sole discretion, may determine what action, if any, shall be taken.
Section 7.03 Individual Rights of Trustee and Collateral Agent.
     The Trustee or the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Collateral Agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s and Collateral Agent’s Disclaimers.
     (a) Neither the Trustee nor the Collateral Agent will be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, they shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, they will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and they will not be responsible for any statement or recital herein or any statement in the Notes, the Guarantees or any Collateral Agreements or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication.
     (b) Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, neither the Trustee nor the Collateral Agent shall have a duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.
     (c) Neither the Trustee nor the Collateral Agent makes any representation as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Collateral Agent shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Collateral Agreement by the Company or any other Person that is a party thereto or bound thereby.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge thereof or has received written notice thereof from the Company or any Holder, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 10 days after it occurs (so long as such Default or Event of Default has not been cured or remedied).
Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) Within 90 days after the time of the release, or release and substitution of Collateral, the Trustee will deliver to the Holders any report that may be required by TIA § 313(b)(1).
     (c) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee and the Collateral Agent from time to time compensation for their acceptance of this Indenture and services hereunder in accordance with any fee letter in existence between them from time to time. The Trustee’s and the Collateral Agent’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s respective agents and counsel.
     (b) The Company and the Guarantors will indemnify the Trustee and the Collateral Agent against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture and any Collateral Agreement, including the costs and expenses of enforcing this Indenture and any Collateral Agreement against the Company and the Guarantors (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee and the Collateral Agent will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent so to notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee and the Collateral Agent will cooperate in the defense. The Trustee and the Collateral Agent may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
     (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (e) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
     (f) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all Collateral and other money or property held or collected by the Trustee, in its capacity as Trustee.

Section 7.08 Replacement of Trustee or Collateral Agent.
     (a) A resignation or removal of the Trustee or the Collateral Agent and appointment of a successor Trustee or Collateral Agent will become effective only upon the successor Trustee’s or Collateral Agent’s acceptance of appointment as provided in this Section 7.08.
     (b) Either the Trustee or the Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent by so notifying the Trustee or the Collateral Agent, as applicable, and the Company in writing. The Company may remove the Trustee or the Collateral Agent, as applicable, if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee or the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or the Collateral Agent under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or the Collateral Agent or its property; or
     (4) the Trustee or the Collateral Agent becomes incapable of acting.
     (c) If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of the Trustee or the Collateral Agent for any reason, the Company will promptly appoint a successor Trustee or Collateral Agent. Within one year after the successor Trustee or Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee or Collateral Agent to replace the successor Trustee or Collateral Agent appointed by the Company.
     (d) If a successor Trustee or Collateral Agent does not take office within 60 days after the retiring Trustee or Collateral Agent resigns or is removed, the retiring Trustee or the retiring Collateral Agent, as applicable, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Agent.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee or Collateral Agent will deliver a written acceptance of its appointment to the retiring Trustee or the retiring Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Trustee or the retiring Collateral Agent will become effective, and the successor Trustee or the successor Collateral Agent will have all the rights, powers and duties of the Trustee or the Collateral Agent under this Indenture. The successor Trustee or the successor Collateral Agent will mail a notice of its succession to Holders. The retiring Collateral Agent will promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent; provided all sums owing to the Collateral Agent hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee or the Collateral Agent pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee or the retiring Collateral Agent.

Section 7.09 Successor Trustee or Collateral Agent by Merger, etc.
     If the Trustee or Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee or Collateral Agent.
Section 7.10 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
[RESERVED]
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, from time to time the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all of the Company’s properties or assets;
     (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any Holder under this Indenture, the Notes, the Guarantees or any Collateral Agreement;
     (5) in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements;

     (6) to add any additional Guarantor or to evidence the release of any Guarantor from its Guarantee, in each case in accordance with the terms of this Indenture;
     (7) to comply with requirements of the SEC to effect or maintain qualifications of this Indenture under the TIA; or
     (8) to evidence or provide for acceptance of appointment of a successor Trustee or Collateral Agent.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee or the Collateral Agent, as applicable, of the documents described in Section 7.02(b) hereof, the Trustee or the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
     Except as provided below in this Section 9.02, the Company and the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Collateral Agreements or the Guarantees may be waived, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes). Section 2.08 and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected (or 100% of the Noteholders in the case of (9) below), an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than the provisions of Section 4.06 hereof);
     (3) reduce the rate of or change the time for payment of interest on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except, in connection with a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes, a waiver of any payment default that resulted from such acceleration);
     (5) make any Note payable in currency other than that stated in the Notes;

     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes (other than as permitted in clause (7) below);
     (7) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.06 hereof);
     (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (9) make any change in the preceding amendment, supplement and waiver provisions.
Section 9.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note by written notice to the Trustee and the Company received before the date on which the Trustee, and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee and Collateral Agent to Sign Amendments, etc.
     The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement. The Trustee or the Collateral Agent, as the case may be, shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.
ARTICLE 10
SATISFACTION AND DISCHARGE
Section 10.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), and all Guarantees and Liens created pursuant to the Collateral Agreements will be released, when:
     (1) either:
          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
          (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, to the date of maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Section 10.02 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 10.02 Application of Trust Money.
     All money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article 10 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
     Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.
ARTICLE 11
MISCELLANEOUS
Section 11.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.
Section 11.02 Notices.
     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:
SUPERIOR WELL SERVICES, INC.
1380 Rt. 286 — Suite 121
Indiana, Pennsylvania 15701
Attention: Thomas W. Stoelk
Fax: (724) 465-8907
If to the Trustee and/or the Collateral Agent:
Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Drop Code 7100
Minneapolis, Minnesota 55402
Attention: Corporate Capital Markets — Superior Well Services Administrator
Fax: (612) 217-5651
     The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, or in compliance with Applicable Procedures in the case of Global Notes. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and the Collateral Agent at the same time.
     Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.
Section 11.03 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture or any other Indenture Document, the Company shall furnish to the Trustee or, if such action relates to a Collateral Agreement, the Collateral Agent:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 11.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 11.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08 Governing Law.
     THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.
Section 11.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.10 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.07 hereof.
Section 11.11 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 11.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 11.13 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
ARTICLE 12
GUARANTEES
Section 12.01 Guarantee.
     (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Agreements or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof;

     (2) the due and punctual payment and performance of all other Indebtedness under the Indenture Documents and all other obligations of the Company and all other obligations of the other Guarantors (including without limitation under the Guarantees), in each case, to the Holders, the Trustee, or the Collateral Agent under this Indenture, the Notes, or any other Indenture Document, all in accordance with the terms hereof and thereof; and
     (3) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.
Section 12.02 Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
Section 12.03 Execution and Delivery of Guarantee.
     To evidence its Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be signed by an Officer of such Guarantor (by manual or facsimile signature) on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 12.04 Guarantors May Consolidate, etc., on Certain Terms.
     Except as provided in Section 12.07, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
     (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (2) either:
          (a) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture substantially in the form specified in this Indenture, under the Notes, this Indenture and its Guarantee on terms set forth herein; or
          (b) such sale or other disposition complies with Section 4.05(f) hereof.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by such supplemental indenture and instruments, executed and delivered to the Trustee and Collateral Agent and satisfactory in form to the Trustee and Collateral Agent, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Collateral Agreements to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Section 12.05 Contribution.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.
Section 12.06 Waiver of Subrogation.
     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
Section 12.07 Releases.
     The Guarantee of a Guarantor and, subject to Section 13.04, the Lien on a Guarantor’s Collateral, will be released:
     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.05(f) hereof;
     (2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.05(f) hereof;
     (3) upon satisfaction and discharge of this Indenture in accordance with Article 10 hereof; or
     (4) as provided in the Intercreditor Agreement.
Any Guarantor not released from its obligations under its Guarantee as provided in this Section 12.07 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.
Section 12.08 Waiver of Stay, Extension or Usury Laws
     Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 12.09 No Set-Off
     Subject to the Intercreditor Agreement, each payment to be made by a Guarantor hereunder or under a Guarantee shall be made in U.S. dollars without set-off, counterclaim, reduction, or diminution of any kind or nature.
Section 12.10 Guarantee Obligations Continuing
     The obligations of each Guarantor hereunder and under each Guarantee shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee and Collateral Agent suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee and the Collateral Agent the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable to fully maintain and keep in force the liability of such Guarantor hereunder.
Section 12.11 Guarantee Obligations Not Affected
     The obligations of each Guarantor hereunder and under each Guarantee shall not be affected, impaired or diminished in any way by an act, omission, matter or thing whatsoever, occurring before, upon, or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or the Trustee, the Collateral Agent, or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or under any Guarantee or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or under any Guarantee or otherwise affect such obligations, whether occasioned by default of the Trustee, the Collateral Agent, or any of the Holders or otherwise, including, without limitation:
     (a) any limitation of status or power, disability, incapacity, or other circumstances relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up, or other proceeding involving or affecting the Company, any Guarantor, or any other Person;
     (b) any irregularity, defect, unenforceability, or invalidity in respect of any Indebtedness or other obligation of the Company, any Guarantor, or any other Person under this Indenture, the Notes, any other Indenture Document, or any other document or instrument;
     (c) any failure of the Company or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes, or any other Indenture Document, or any failure to give notice hereunder or under any other Indenture Document to any Guarantor;
     (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company, any Guarantor, or any other Person or their respective assets or the release or discharge of any such right or remedy;
     (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges, or other indulgences to the Company, any Guarantor, or any other Person;

     (f) any change in the time, manner, or place of payment of, or in any other term of, any of the Notes or other Obligations, or any other amendment, variation, supplement, replacement, or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;
     (g) any change in the ownership, control, name, objects, businesses, assets, capital structure, or constitution of the Company or any Guarantor;
     (h) any merger or amalgamation of the Company or any Guarantor with any Person or Persons;
     (i) the occurrence of any change in the laws, rules, regulations, or ordinances of any jurisdiction by any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce, or otherwise affect, any of the obligations guaranteed hereunder or any obligations of any Guarantor under any Guarantee; and
     (j) any other circumstance, including release of a Guarantor pursuant to Section 12.07 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture, the Notes, or any other Indenture Document or any other obligation of a Guarantor hereunder or of a Guarantor in respect of its Guarantee hereunder or under its respective Guarantee.
Section 12.12 Dealing with the Company and Others
     Subject to the Intercreditor Agreement, the Holders and the Trustee (subject to the other provisions of this Indenture) may, and the Collateral Agent may, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor:
     (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
     (b) take or abstain from taking security or Collateral from the Company or any other Person or from perfecting security or Collateral of the Company or any other Person;
     (c) release, discharge, compromise, realize, enforce, or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all Collateral, mortgages, or other security given by the Company or any other Person with respect to the obligations or matters contemplated by this Indenture, the Notes, or any other Indenture Document or any other obligation;
     (d) accept compromises or arrangements from the Company or any other Person;
     (e) apply all monies at any time received from the Company or any other Person or from any security upon such part of the obligations guaranteed hereunder or other obligations hereunder of the Guarantor as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

     (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee or Collateral Agent may see fit.
Section 12.13 Default and Enforcement
     Subject to the Intercreditor Agreement, if any Guarantor fails to pay any amount hereunder or under any Guarantee, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantor’s obligations hereunder and under any Guarantee by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor all amounts due.
Section 12.14 No Merger or Waiver; Cumulative Remedies
     No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture and any Note. No failure to exercise and no delay in exercising, on the part of the Trustee, Collateral Agent, or the Holders, any right, remedy, power, or privilege under this Indenture, the Notes, or any other Indenture Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege under this Indenture, the Notes, or any other Indenture Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges in the Guarantees and under this Indenture, the Notes, each other Indenture Document, and any other document or instrument between a Guarantor and the Company or between a Guarantor and the Trustee are cumulative and not exclusive of any rights, remedies, powers, and privilege provided by law.
Section 12.15 Guarantee in Addition to Other Guarantee Obligations
     The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee, the Collateral Agent, and to any of the Holders in relation to this Indenture, the Notes, and each other Indenture Document and any Guarantees or security at any time held by or for the benefit of any of them.
Section 12.16 Successors and Assigns
     Each Guarantee and all of the obligations of each Guarantor hereunder shall be binding upon each Guarantor and inure to the benefit of the Trustee and the Collateral Agent and the Holders and their respective successors and, in the case of the Trustee and the Collateral Agent, its permitted assigns.
ARTICLE 13
AGREEMENTS REGARDING SECURITY
Section 13.01 Grant of Security Interest.
     (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes, the Company and the Guarantors have caused Collateral Agreements to be executed and delivered concurrently with this Indenture.

     (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions required or as may be reasonably requested by the Collateral Agent to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreement and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens (other than Permitted Liens), in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture, the Notes or the Guarantees. The Company shall from time to time promptly pay all reasonable financing and continuation statement and mortgage recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
Section 13.02 Intercreditor Agreement.
     THIS INDENTURE AND THE COLLATERAL AGREEMENTS ARE SUBJECT TO THE TERMS, LIMITATIONS AND CONDITIONS SET FORTH IN THE INTERCREDITOR AGREEMENT. THE TRUSTEE, THE COLLATERAL AGENT, THE COMPANY, EACH GUARANTOR AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, IS DEEMED TO HAVE AUTHORIZED AND INSTRUCTED THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON ITS BEHALF. The Trustee, the Collateral Agent and each Holder of a Note, by its acceptance thereof, acknowledge that the Collateral Agreements may be amended, modified or waived without the consent of the Trustee, the Collateral Agent or the Holders, as and to the extent provided in the Intercreditor Agreement. The Trustee and the Collateral Agent further acknowledge that the Collateral Agent is required, under certain circumstances provided in the Intercreditor Agreement, to enter into additional documents and agreements to confirm that the Intercreditor Agreement applies to restatements and refinancings of the Credit Agreement.
Section 13.03 Recording and Opinions.
     (a) Each of the Company and the Guarantors shall file financing statements in its jurisdiction of organization and in any other relevant jurisdictions describing itself as debtor, the Collateral Agent as secured party, and the collateral covered by such financing statements as defined in the Security Agreement. The Company and the Guarantors, and each of them, hereby authorize the Collateral Agent to file the foregoing financing statements from time to time on their behalf in all relevant jurisdictions and to file amendments and continuation statements from time to time with respect thereto. The Company shall furnish to the Trustee, at such time as required by the TIA, such Opinions of Counsel and certificates or opinions of engineers, appraisers or other experts as may be required by Section 314(b) or 314(d) of the TIA and shall take such other action as may be necessary to cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with; provided that the parties intend that releases of collateral in accordance with the Indenture and the Collateral Agreements are not intended to be subject to the requirements of Section 314(d) of the TIA. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.
Section 13.04 Release of Collateral.
     (a) Subject to the Intercreditor Agreement (which permits the First Priority Agent to release the Lien of the Collateral Agent on the Collateral under certain circumstances), the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.
     (b) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent permitted under the TIA and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, the fair value of Collateral released from the Liens and security interest created by this Indenture and the Collateral Agreements pursuant to the terms of the Collateral Agreements shall not be considered in determining whether the aggregate fair value of the Collateral released from the Liens and security interest created by this Indenture and the Collateral Agreements in any calendar year exceeds the 10% threshold specified in TIA § 314(d)(1). Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.
     (c) Notwithstanding any provision to the contrary herein, Collateral comprised of inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business and, as and when requested by the Company, the Collateral Agent to authorize or execute and deliver UCC financing statement amendments or releases that delete such released Collateral or any Excluded Collateral from any previously filed financing statements that included such released Collateral or Excluded Collateral in the description of the assets covered thereby. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 13.04 has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.
     (d) Subject to the foregoing, Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Indenture Documents under any one or more of the following circumstances:
     (1) to enable the Company to consummate asset dispositions permitted or not prohibited under Section 4.05(f);
     (2) if any Subsidiary that is a Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released from the Liens securing the Notes;
     (3) as described in Article 9;
     (4) if the Administrative Agent has released all of its Liens on any such assets and the Company delivers the Trustee an Officers’ Certificate at the time of any such release of Collateral certifying that, after giving effect to such release, no Default or Event of Default exists; and
     (5) if required in accordance with the terms of the Intercreditor Agreement.
     The Liens on all Collateral that secures the Indenture Documents also will be released upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable.
     Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.
Section 13.05 Form and Sufficiency of Release.
     In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 13.06 Purchaser Protected.
     No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.
Section 13.07 Actions to Be Taken by the Collateral Agent.
     Wilmington Trust FSB is hereby appointed to act in its capacity as the Collateral Agent. Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement;
     (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof;
     (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to:
     (1) enforce any of the terms of the Collateral Agreements, and
     (2) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Collateral Agreements; and
     (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).
     Anything contained in any of the Indenture Documents to the contrary notwithstanding, no Holder shall have any right individually to realize upon any of the Collateral. All powers, rights and remedies of the Collateral Agent hereunder and under the Collateral Agreements may be exercised solely by the Collateral Agent.
     Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.
Section 13.08 Receipt of Funds by the Collateral Agent.
     The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements to the extent permitted under the Intercreditor

Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
Section 13.09 Trustee and Collateral Agent Not Fiduciary for Holders of Senior Debt.
     The Trustee and the Collateral Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee or the Collateral Agent shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee and the Collateral Agent undertake to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee or the Collateral Agent.
[Signatures on following page]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUPERIOR WELL SERVICES, INC.
By:	/s/ Thomas W. Stoelk
	Name:	Thomas W. Stoelk
	Title:	Vice President & Chief Financial Officer

WILMINGTON TRUST FSB, as trustee
By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

WILMINGTON TRUST FSB, as collateral agent
By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

GUARANTORS:

SUPERIOR GP, L.L.C.			SUPERIOR WELL SERVICES, LTD.
By:	Superior Well Services, Inc., its sole member		By:	Superior GP, L.L.C., its general partner
			By:	Superior Well Services, Inc., its sole member

By:	/s/ Thomas W. Stoelk		By:	/s/ Thomas W. Stoelk

	Name:	Thomas W. Stoelk		Name:	Thomas W. Stoelk
	Title:	Vice President & Chief Financial Officer		Title:	Vice President & Chief Financial Officer

SWSI FLUIDS, LLC
By:	Superior Well Services, Inc., its sole member

By:	/s/ Thomas W. Stoelk

	Name:	Thomas W. Stoelk
	Title:	Vice President & Chief Financial Officer

EXHIBIT A
[Face of QIB/IAI/Reg S Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE OBLIGATIONS OWING PURSUANT TO THESE SECOND LIEN NOTES DUE 2013 ARE SUBORDINATE AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE TRUSTEE AND COLLATERAL AGENT (AS HEREIN DEFINED) AND THE OTHER HOLDERS ARE SUBJECT TO THE PROVISIONS OF AN INTERCREDITOR AGREEMENT AMONG THE COMPANY, THE SUBSIDIARIES OF THE COMPANY SET FORTH THEREIN, CITIZENS BANK OF PENNSYLVANIA, AS AGENT FOR THE FIRST PRIORITY SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT), AND WILMINGTON TRUST FSB, AS AGENT FOR THE SECOND PRIORITY SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT). IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THESE SECOND LIEN NOTES DUE 2013, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
CUSIP/CINS
Second Lien Notes due 2013

No. ___	$
SUPERIOR WELL SERVICES, INC.
promises to pay to [                    ] or registered assigns, the principal sum of                                                                                               DOLLARS on November 18, 2013.
Interest Payment Dates: January 1, April 1, July 1 and October 1 beginning January 1, 2009.
Record Dates: December 15, March 15, June 15 or September 15.
Dated:                     , 20__

SUPERIOR WELL SERVICES, INC.
By:
Name:
Title:

Trustee Certificate of Authentication
This is one of the Notes referred to
in the within-mentioned Indenture:
[                                                            ],
as Trustee

By:		Date: ,20___

Authorized Signatory

[Back of Note]
Second Lien Notes due 2013
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Superior Well Services, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the Applicable Interest Rate, from the Issue Date until maturity. The Company will pay interest quarterly in arrears on January 1, April 1, July 1, October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 1, 2009. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate set forth in Section 2.12 of the Indenture to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on December 15, March 15, June 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (4) Indenture. The Company issued the Notes under an Indenture dated as of November 18, 2008 (as amended from time to time, the “Indenture”) among the Company, the Guarantors, the Trustee and Wilmington Trust FSB, as the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption; Change of Control
     The Notes are subject to redemption as provided in Article III of the Indenture. In the event of a Change of Control, the Company shall be required to offer to repurchase the Notes on the terms, and subject to the limitation, specified in Section 4.06 of the Indenture.
     (6) Notice of Redemption. Notice of redemption will be mailed at least 5 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.
     (7) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (8) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (9) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Collateral Agreements or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes, the Collateral Agreements or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.
     (10) Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the

Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (11) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (12) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     (13) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (14) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (15) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (16) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
SUPERIOR WELL SERVICES, INC.
1380 Rt. 286 East — Suite 121
Indiana, Pennsylvania 15701
Attention: Thomas W. Stoelk

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                       to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 of the Indenture, check the box below:
          ØSection 4.06
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer
	of	of	decrease	of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER

SUPERIOR WELL SERVICES, INC.
1380 Rt. 286 East — Suite 121
Indiana, Pennsylvania 15701
Attention: Thomas W. Stoelk
[

                                                             ]
Facsimile No.: [                                                        ]
Attention: [                                                              ]
     Re: Second Lien Notes due 2013
     Reference is hereby made to the Indenture, dated as of November 18, 2008 (the “Indenture”), among Superior Well Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee, and Wilmington Trust FSB, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to an in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐	a beneficial interest in the:
(i)	☐	QIB Global Note (CUSIP ), or

(ii)	☐	Regulation S Global Note (CUSIP ), or

(iii)	☐	IAI Global Note (CUSIP ); or
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐	a beneficial interest in the:
(i)	☐	QIB Global Note (CUSIP ), or

(ii)	☐	Regulation S Global Note (CUSIP ), or

(iii)	☐	IAI Global Note (CUSIP ); or
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
SUPERIOR WELL SERVICES, INC.
1380 Rt. 286 East — Suite 121
Indiana, Pennsylvania 15701
Attention: Thomas W. Stoelk
[

                                                             ]
Facsimile No.: [                                                        ]
Attention: [                                                              ]
     Re: Second Lien Notes due 2013
(CUSIP                     )
     Reference is hereby made to the Indenture, dated as of November 18, 2008 (as amended from time to time, the “Indenture”), among Superior Well Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee, and Wilmington Trust FSB, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                                 , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an unrestricted Global Note.
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an unrestricted Global Note. In connection with the Exchange of the owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an unrestricted Global Note in an equal principal amount, the owner hereby certifies (i) the beneficial interest is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an unrestricted Global Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to unrestricted Definitive Note. In connection with the Exchange of the owner’s beneficial interest in a Restricted Global Note for an unrestricted Definitive Note, the owner hereby certifies (i) the Definitive Note is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the united states.

     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an unrestricted Global Note. In connection with the owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky Notes laws of any state of the united states.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the owner’s Exchange of a Restricted Definitive Note for an unrestricted Definitive Note, the owner hereby certifies (i) the unrestricted Definitive Note is being acquired for the owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the unrestricted Definitive Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ QIB Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     3. Transfers of Notes if Transferee will take delivery of a beneficial interest in an unrestricted Global Note or of an unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Notes laws of any state of the united states and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Notes laws of any state of the united States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

SUPERIOR WELL SERVICES, INC.
1380 Rt. 286 East — Suite 121
Indiana, Pennsylvania 15701
Attention: Thomas W. Stoelk
If to the Trustee:
[

                                                             ]
Facsimile No.: [                                                        ]
Attention: [                                                              ]
     Re: Second Lien Notes due 2013
     Reference is hereby made to the Indenture, dated as of November 18, 2008 (as amended from time to time, the “Indenture”), among Superior Well Services, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee, and Wilmington Trust FSB, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $                     aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act, (F) pursuant to an effective registration statement under the Securities Act, or (G) any other available exception from the registration requirements of the Security Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the

D-1

requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:

Dated:

D-2

FORM OF NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 18, 2008 (as amended from time to time, the “Indenture”) among Superior Well Services, Inc., (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee (the “Trustee”), and Wilmington Trust FSB as collateral agent (the “Collateral Agent”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent all in accordance with the terms of the Indenture, (b) the due and punctual payment and performance of all other Indebtedness under the Indenture Documents and all other obligations of the Company and all other obligations of the other Guarantors (including without limitation under the Guarantees), in each case, to the Holders, the Trustee, or the Collateral Agent under this Indenture, the Notes, or any other Indenture Document, all in accordance with the terms hereof and thereof; and (c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee and the Collateral Agent pursuant to the Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor]
By:
Name:
Title:

[Name of Guarantor]
By:
Name:
Title:

[Name of Guarantor]
By:
Name:
Title:

E-1

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     Supplemental Indenture (this “Supplemental Indenture”), dated as of                          , 200[_], among                                (the “Guaranteeing Subsidiary”), a subsidiary of Superior Well Services, Inc. (or its permitted successor), a Delaware corporation. (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and [                         ], as trustee (the “Trustee”), and [                    ], as collateral agent (the “Collateral Agent”), under the Indenture referred to below.
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee and Collateral Agent an indenture (as amended from time to time, the “Indenture”), dated as of November 18, 2008 providing for the issuance of Second Lien Notes due 2013 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and Collateral Agent are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee and Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to give and provide its unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 12 thereof, and subject to the limitations therein.
     3. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. The Trustee and Collateral Agent. The Trustee and Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
     Dated:                           , 20___

[Guaranteeing Subsidiary]
By:
Name:
Title:

Superior Well Services, Inc.
By:
Name:
Title:

[Existing Guarantors]
By:
Name:
Title:

[ ], as Trustee [ ], as Collateral Agent
By:
Authorized Signatory

EXHIBIT G
FORM OF QUARTERLY COMPLIANCE CERTIFICATE
     This Quarterly Compliance Certificate (this “Certificate”) is furnished pursuant to Section 4.03(a) of the Indenture dated as of November 18, 2008 (the “Indenture”) among Superior Well Services, Inc., a Delaware corporation, Superior GP, L.L.C., a Delaware limited liability company, Superior Well Services, Ltd., a Pennsylvania limited partnership, SWSI Fluids, LLC, a Delaware limited liability company, Wilmington Trust FSB and any and all successors thereto, as trustee, and Wilmington Trust FSB and any and all successors thereto, as collateral agent. Unless otherwise defined herein, all capitalized terms in this Certificate shall have the meanings assigned to such terms in the Indenture.
     The undersigned, [                    ], hereby certifies that [he/she] is the duly appointed, qualified and acting [Chief Executive Officer, President or Chief Financial Officer] of the Company, acting for and on behalf of the Company, and, as such, the undersigned is duly authorized to, and does hereby certify as of the date hereof, that attached hereto as Exhibit 1 are the financial statements of the Company and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end the fiscal quarter ending on [                     ___, 20___] and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal quarter ending on [                     ___, 20___] and the fiscal year through such date prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
     IN WITNESS WHEREOF, I have hereunto set my hand as the [Chief Executive Officer, President or Chief Financial Officer] of the Company this ___ day of                     , 20[___].

By:
Name:
Title:

G-1

EXHIBIT 1
Financial Statements

G-2

EXHIBIT H
FORM OF ANNUAL COMPLIANCE CERTIFICATE
     This Compliance Certificate (this “Certificate”) is furnished pursuant to Section 4.03(b) of the Indenture dated as of November 18, 2008 (the “Indenture”) among Superior Well Services, Inc., a Delaware corporation, Superior GP, L.L.C., a Delaware limited liability company, Superior Well Services, Ltd., a Pennsylvania limited partnership, SWSI Fluids, LLC, a Delaware limited liability company, Wilmington Trust FSB and any and all successors thereto, as trustee, and Wilmington Trust FSB and any and all successors thereto, as collateral agent. Unless otherwise defined herein, all capitalized terms in this Certificate shall have the meanings assigned to such terms in the Indenture.
     The undersigned, [                                        ], hereby certifies that [he/she] is [an independent certified public accountant], and, as such, the undersigned is duly authorized to, and does hereby certify as of the date hereof, that attached hereto as Exhibit 1 the financial statements of the Company consisting of a consolidated and consolidating balance sheet as of the end of [applicable fiscal year], and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year
     IN WITNESS WHEREOF, I have hereunto set my hand as this ___ day of                     , 20[___].

By:
Name:
Title:

H-1

EXHIBIT 1
Financial Statements

H-2

SCHEDULE 1.01(A)
PERMITTED LIENS

		Amount Outstanding at
	Repayment Terms	August 31, 2008

Merchants National Bank of Kittaning
222 Market Street
P.O. Box 958
Kittanning, PA 16201
(Corporate Headquarters — Indiana
building purchase)	$2,222/Mo.	$311,111

Merchants National Bank of Kittaning
222 Market Street
P.O. Box 958
Kittanning, PA 16201
(Cottondale Alabama and Building Location)	$4,888/Mo.	$606,222

Merchants National Bank of Kittaning
222 Market Street
P.O. Box 958
Kittanning, PA 16201
(Mississippi and Building Location)	Approx. $2,100/Mo.	$229,885

Fred Young
5222 Alpine Drive
Charleston, WV 25313
(Equipment Purchase — downhole tools)	$4,500/Mo.	$108,000

1.01(A)-1

SCHEDULE 1.01(B)
PERMITTED INDEBTEDNESS

		Amount Outstanding at
	Repayment Terms	August 31, 2008

Merchants National Bank of Kittaning
222 Market Street
P.O. Box 958
Kittanning, PA 16201
(Corporate Headquarters — Indiana
building purchase)	$2,222/Mo.	$311,111

Merchants National Bank of Kittaning
222 Market Street
P.O. Box 958
Kittanning, PA 16201
(Cottondale Alabama and Building Location)	$4,888/Mo.	$606,222

Merchants National Bank of Kittaning
222 Market Street
P.O. Box 958
Kittanning, PA 16201
(Mississippi and Building Location)	Approx. $2,100/Mo.	$229,885

Fred Young
5222 Alpine Drive
Charleston, WV 25313
(Equipment Purchase — downhole tools)	$4,500/Mo.	$108,000

1.01(B)-1

SCHEDULE 4.04(C)
INSURANCE REQUIREMENTS RELATING TO COLLATERAL
COVENANTS:
     At the request of the Administrative Agent, the Obligors shall deliver to the Administrative Agent (x) on September 30, 2008 and annually thereafter an original certificate of insurance signed by the Obligors’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Indenture Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Obligors. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Administrative Agent, which shall include the provisions set forth below. The applicable Obligors shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds or condemnation proceeds pursuant to any mortgage may, at the option of the Administrative Agent, (i) be applied by the Administrative Agent to the payment of the loans under the Credit Agreement in such manner as the Administrative Agent may reasonably determine, or (ii) be disbursed to the applicable Obligors on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.
ENDORSEMENT:
     (b) specify the Administrative Agent and it successors and assigns as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured;
     (c) provide that the interest of the Obligors shall be insured regardless of any breach or violation by the applicable Obligors of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Obligors or others insured under such policies;
     (d) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise;
     (e) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Credit Agreement and that no insurer shall exercise or assert any right of subrogation until such time as the Credit Agreement has been paid in full and the commitments under the Credit Agreement have terminated;
     (f) provide, except in the case of public liability insurance and workmen’s compensation insurance, that all insurance proceeds for losses of less than $5,000,000 shall be adjusted with and payable to the applicable Obligors and that all insurance proceeds for losses of $5,000,000 or more shall be adjusted with and payable to the Administrative Agent;

4.04(C)-1

     (g) include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent;
     (h) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change;
     (i) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral; and
     (j) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

4.04(C)-2

SCHEDULE 4.05(D)
EXISTING INVESTMENTS
1. Citizens Bank — Money Market
          Amount at October 31, 2008 = $9,020.64
2. Citizens Investment Services
          Amount at October 31, 2008 = $7,167.23
3. Citizens Bank — Euro Sweep — Transaction
          Amount at November 14, 2008 = $4,014,000

4.05(D)-1

SCHEDULE 4.05(G)
AFFILIATE TRANSACTIONS
Accounts Receivable / Revenue:
Snyder Brothers, Inc.
MDS Energy, Inc.
Accounts Payable / Expense:
Mark Ann Industries, Inc.
Armstrong Cement & Supply
Allegheny Mineral Corporation
Sunflower Communications Inc.
Western Fabrication
Lance F. Messinger
Superior Well provides technical pumping services and down-hole surveying services to customers owned by certain stockholders and directors of Superior. Superior Well also regularly purchases, in the ordinary course of business, materials from vendors owned by certain stockholders and directors of Superior.

4.05(G)-1